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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Universal Compression Holdings, Inc., on Form S-3 (Reg. No. 333-50302) of our reports on the consolidated financial statements of Universal Compression Holdings, Inc. and subsidiaries and Universal Compression, Inc. and subsidiaries for the years ended March 31, 2000 and 1999 and for the period from December 12, 1997 (inception) through March 31, 1998 dated April 28, 2000 and our report on the financial statements of Tidewater Compression Services, Inc. for the period from April 1, 1997 through February 20, 1998 dated June 1, 1998 appearing in the Annual Report on Form 10-K for Universal Compression Holdings, Inc. for the fiscal year ended March 31, 2000, incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Houston, Texas

January 5, 2001